Exhibit 99.1

NEWS RELEASE For release at 8:00 a.m. EDT, 8/16/11

2911 Peach Street • Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc. To Be Acquired by Permira Funds
For $14.85 Per Share In Cash

Transaction valued at approximately $440 million

WISCONSIN RAPIDS, WI — August 16, 2011 — Renaissance Learning, Inc. (Nasdaq: RLRN), a leading provider of technology-based school improvement and student assessment programs for K-12 schools, and the Permira Funds today announced they have entered into a definitive merger agreement under which a company formed at the direction of the Permira Funds will acquire all of the outstanding shares of Renaissance Learning for $14.85 per share in cash, or approximately $440 million.

The transaction represents a premium of 26% over Renaissance Learning’s closing stock price on August 15, 2011.  Renaissance Learning’s Board of Directors has approved the merger agreement and is recommending that shareholders adopt the merger agreement.  Co-founders Terrance and Judith Paul, together with affiliates and members of their family, have agreed to vote the shares they control representing, in the aggregate, approximately 69% of the Company’s outstanding shares, in favor of the transaction.

“This transaction enables Renaissance Learning to expand its impact in education in the U.S. and abroad, and represents a very positive outcome for our employees, shareholders and the schools we serve,” said Terrance Paul, chairman of Renaissance Learning.  “We are incredibly grateful to our employees and customers who have helped to build the company and joined us on our mission to accelerate learning.”  Glenn R. James, chief executive officer, added, “We are excited about our future with Permira. They share many of our values, respect our dedication to students and educators, and have the ideas, experience and global resources to assist our company in its continued aggressive growth plans.”

“We are thrilled to be partnering with such a leader in education and technology,” said Brian Ruder, Permira Partner and Head of the Menlo Park office.  “Renaissance Learning has all of the characteristics the Permira funds seek in a growth investment – leading products, a top-tier customer base, and a world-class management team.  We look forward to supporting the company as it continues to innovate and advance learning outcomes around the world.”

The transaction is subject to customary closing conditions, including approval by Renaissance Learning’s shareholders and clearance under the Hart-Scott-Rodino Act.  The transaction is expected to close in the fourth quarter of 2011.  Following completion of the transaction, Renaissance Learning will become a privately held company and its common stock will no longer be traded on the Nasdaq National Market.

Goldman Sachs & Co. acted as exclusive financial advisor to Renaissance Learning’s Board of Directors.  Godfrey & Kahn, S.C. acted as legal advisors to Renaissance Learning.  Sidley Austin LLP acted as legal advisors to the independent members of Renaissance Learning’s Board of Directors.  Mayer Brown LLP acted as legal advisors to Mr. and Mrs. Paul.  Morgan Stanley & Co., LLC acted as lead financial advisor to the Permira Funds and RBC Capital Markets acted as co-advisor and is providing debt financing for the transaction.  Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to the Permira Funds.

About Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of technology-based school improvement and student assessment programs for K12 schools.  Adopted by approximately 70,000 schools, Renaissance Learning’s tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing and math. Renaissance Learning products and school improvement programs help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all levels. As a result, teachers using Renaissance Learning products and programs accelerate learning, get more satisfaction from teaching, and help students achieve higher test scores on state and national tests. Renaissance Learning has seven U.S. locations and subsidiaries in Canada and the United Kingdom.

About Permira

Permira is a European private equity firm with global reach. The Permira funds, raised from pension funds and other institutions, make long-term investments in companies with the ambition of transforming their performance and driving sustainable growth.

Founded in 1985, the firm advises funds with a total committed capital of approximately $30 billion. Over the past 26 years the Permira funds have made nearly 200 private equity investments, over 30% of which have been in the core sector of Technology, Media & Telecom (“TMT”).  The Permira funds portfolio in TMT includes market-leading software providers, online commerce vendors, and digital content production and distribution companies, among others.  With offices in New York and Menlo Park, Permira has had a presence in North America since 2002.  Renaissance Learning represents the second North American investment for the Permira funds in 2011.

For more information visit:  www.permira.com

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  Renaissance Learning may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of Renaissance Learning, are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information for Shareholders

In connection with the proposed merger transaction, Renaissance Learning will file with the SEC and furnish to Renaissance Learning’s shareholders a proxy statement.  Shareholders are urged to read the proxy statement when it is becomes available because it will contain important information about the proposed transaction.  Shareholders may obtain a free copy of the proxy statement, when available, and other relevant documents filed with the SEC from the SEC’s website (http://www.sec.gov).  Shareholders may also obtain these documents, free of charge, from Renaissance Learning by accessing Renaissance Learning’s website (http://www.rlrninvest.com) or by directing a request to Renaissance Learning, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036, Attention:  Corporate Secretary.

Renaissance Learning and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Renaissance Learning in favor of the proposed merger.  Information about the directors and executive officers of Renaissance Learning is set forth in the proxy statement for Renaissance Learning’s 2011 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 16, 2011.  Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement Renaissance Learning will file with the SEC.

Contacts

For Renaissance Learning

Susan Sutherland

Toll free ofc. (877) 988-8048

Fax: (715) 424-3414

Email: pr@renlearn.com

For Permira

Noémie de Andia, corporate communications

Tel: +44 207 632 1159

Sard Verbinnen & Co

Brooke Gordon / Nathaniel Garnick

(212) 687-8080